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                                                                    EXHIBIT 23.2

                           INDEPENDENTS AUDITORS CONSENT



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 27, 1998, with respect to the financial statements of Butler Wick Corp., included in the Registration Statement on Form S-4 and the related Prospectus of United Community Financial Corp. for the issuance of up to 1,700,000 common shares and the Proxy Statement of Butler Wick Corp. for special meeting of shareholders.




                              Packer, Thomas & Co.


Youngstown, Ohio
June 4, 1999